UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2016

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a)
On June 30, 2016, the board of directors of Cardinal Health, Inc. ("Cardinal Health") adopted an amendment and restatement of Cardinal Health's Restated Code of Regulations (the "Regulations") to implement proxy access and make related changes to the advance notice provision.
New Section 1.6 of the Regulations provides for a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of outstanding common shares continuously for at least three years to nominate and include in Cardinal Health's proxy materials up to the greater of two directors or 20% of the number of Cardinal Health's directors then serving if the shareholder(s) and the nominee(s) satisfy the requirements specified in the Regulations.
The amendments to the Regulations also revise the period for delivering notice to Cardinal Health of nominations and proposals intended to be presented by shareholders and the information to be included in the notice. The amendments to the Regulations are effective immediately, except that the amendment to Section 1.5(a)(iii), setting forth the period for advance notice of business or nominations to be presented at an annual meeting of shareholders, is effective as of August 29, 2016, so that the notice period with respect to Cardinal Health's 2016 annual meeting of shareholders remains as set forth in the 2015 proxy statement.
The foregoing description of the Regulations is qualified in its entirety by reference to the Regulations, which are filed as Exhibit 3.2 to this Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.

3.2	Cardinal Health, Inc. Restated Code of Regulations

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: June 30, 2016	By:	/s/ Craig S. Morford
Name: Craig S. Morford
Title: Chief Legal and Compliance Officer

EXHIBIT INDEX

3.2	Cardinal Health, Inc. Restated Code of Regulations